UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2005

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     Pursuant to Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, certain assets of the Company are now classified as discontinued operations due to their sale during the three months ended March 31, 2005. As a result, the Company is reclassifying in this Current Report its operations, including rental income, interest expense and provision for depreciation related to those assets for prior periods. In so doing, the Company is updating portions of Items 6, 7 and 8 of its Annual Report on Form 10-K for the year ended December 31, 2004, including the information regarding discontinued operations contained in “Item 6 – Selected Financial Data,” “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations” and “Item 8 – Financial Statements and Supplementary Data.” All other information contained in the Form 10-K and the other portions of Items 6, 7 and 8 have not been updated or modified (with the exception of certain minor changes to Items 7 and 8 to reflect proper cross-references). For more recent information regarding the Company, please see the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and information filed with or furnished to the Securities and Exchange Commission since March 16, 2005. Additionally, the Company is including, for informational purposes, Financial Statement Schedules III and IV, which are unchanged from Item 15 of the Form 10-K. The foregoing items are attached as Exhibit 99.1 to this Current Report. The application of Statement No. 144 had no effect on net income available to common stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

23	Consent of Ernst & Young LLP, independent registered public accounting firm.

99.1	Selected Financial Data Management’s Discussion and Analysis of Financial Condition and Results of Operations Financial Statements and Supplementary Data Schedule III Schedule IV

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

	By:	/s/ George L. Chapman

Its: Chairman of the Board and Chief Executive Officer		George L. Chapman

Dated: May 13, 2005

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